Franklin Auto Trust 1998-1
Monthly Servicing Report

Collection Period:                                 September 1998
Distribution Date:                               October 15, 1998

Number of Days in Distribution Period:                         30

Section I.  Original Deal Parameters

A.  Original Portfolio
                            Number of       Principal       Coupon      Original       Remaining     Seasoning
                            Contracts        Balance        (WAC)         Term           Term
                          -------------------------------------------------------------------------------------

i.   Prime                      7,160     78,430,885.03       9.68%       62.45        45.10         17.36
ii.  Non-Prime                  5,194     45,967,290.63      13.83%       63.18        39.53         23.65
iii. Sub-Prime                    924      6,996,314.98      18.77%       58.47        39.66         18.81
iv.  Total Portfolio           13,278    131,394,490.64      11.62%       62.49        42.86         19.63


B.  Bonds Issued

                            Original                         Legal
                            Principal                        Final
                             Balance          Coupon        Maturity      CUSIP
                          ------------------------------------------------------
ii. Class A-1 Notes       109,000,000.00       5.50%        1/15/02     35242RAA2
ii. Class A-2 Notes        22,394,000.00       5.65%        1/15/06     35242RAB0

C.  Spread Account

i.  Initial Cash Deposit
                                             1,313,945.00
ii. Spread Account Floor Amount
                                             2,627,890.00
iii.Specified Spread Account Amount                  6.00% of Outstanding Pool
                                                            Balance
iv. Maximum Spread Account Amount                   12.00% of Outstanding Pool
                                                            Balance
v.  Initial Payment Provider Commitment      6,569,725.00


Section II.  Deal Status as of Previous Distribution Date
Collection Period:                              September 1998
Distribution Date:                            October 15, 1998

A.  Portfolio
                           Principal Weighted Average
                                        ---------------------------------------------
                                 Number of         Principal       Coupon       Original    Remaining     Seasoning
                                 Contracts          Balance         (WAC)        Term         Term
                            ----------------------------------------------------------------------------------------

 i.  Prime Loans                     7,160         78,430,885.03      9.68%       62.45       45.10        17.36
 ii. Non-Prime Loans                 5,194         45,967,290.63     13.83%       63.18       39.53        23.65
 iii.Sub-Prime Loans                   924          6,996,314.98     18.77%       58.47       39.66        18.81
 iv. Total Loans                    13,278        131,394,490.64     11.62%       62.49       42.86        19.63

B.  Bonds Outstanding
                                                                      Unpaid
                                                                      Interest
                                                  Principal          Shortfall
                                                   Balance             Amount
                                               ---------------------------------

 i.  Class A-1 Notes                             109,000,000.00         0.00
 ii. Class A-2 Notes                              22,394,000.00         0.00

C.  Spread Account

 i.  Spread Account Cash Balance                   1,313,945.00
 ii. Payment Provider Commitment                   6,569,725.00

D.  Shortfall Amounts
 i.  Base Servicing Fee Shortfall                        0.00
 ii. Surety Fee Shortfall                                0.00
 iii.Unreimbursed Surety Draws                           0.00
 iv. Unreimbursed Insurer Optional Deposit               0.00
 v.  Excess Servicing Fee Shortfall                      0.00

Section II.  Deal Status as of Previous
Distribution Date

E.  Delinquencies in Period Principal Balance
                                                                                                                           Charge
                                                    30-59           60-89          90-119         120+         Repo       Offs in
                                                     Days            Days           Days          Days       Inventory    Period
                                                -----------------------------------------------------------------------------------

 i.  Prime                                         6,280.77         0.00            0.00         0.00           0.00          0.00
 ii. Non-Prime                                    36,879.92         0.00            0.00         0.00           0.00          0.00
 iii.Sub-Prime                                    11,427.01         0.00            0.00         0.00           0.00          0.00
 iv. Total Portfolio                              54,587.70         0.00            0.00         0.00           0.00          0.00



Number of Contracts                                                                                                       Charge
                                                    30-59           60-89          90-119         120+         Repo       Offs in
                                                     Days            Days           Days          Days       Inventory    Period
                                                -----------------------------------------------------------------------------------

 i.  Prime                                            1               0              0             0              0            0
 ii. Non-Prime                                        4               0              0             0              0            0
 iii.Sub-Prime                                        2               0              0             0              0            0
 iv. Total Portfolio                                  7               0              0             0              0            0


                                                                                                                          Charge
Principal Balance as a % of Previous Balance        30-59           60-89          90-119         120+         Repo       Offs in
                                                     Days            Days           Days          Days       Inventory    Period
                                                ------------------------------------------------------------------------------------

 i.  Prime                                          0.01%            0.00%          0.00%        0.00%          0.00%         0.00%
 ii. Non-Prime                                      0.08%            0.00%          0.00%        0.00%          0.00%         0.00%
 iii.Sub-Prime                                      0.16%            0.00%          0.00%        0.00%          0.00%         0.00%
 iv. Total Portfolio                                0.04%            0.00%          0.00%        0.00%          0.00%         0.00%


                                                                                                                             Charge
Number of Contracts as a % of Previous Balance       30-59           60-89          90-119         120+         Repo        Offs in
                                                      Days            Days           Days          Days       Inventory     Period
                                                ------------------------------------------------------------------------------------

 i.  Prime                                          0.01%            0.00%          0.00%        0.00%          0.00%         0.00%
 ii. Non-Prime                                      0.08%            0.00%          0.00%        0.00%          0.00%         0.00%
 iii.Sub-Prime                                      0.22%            0.00%          0.00%        0.00%          0.00%         0.00%
 iv. Total Portfolio                                0.05%            0.00%          0.00%        0.00%          0.00%         0.00%




Section III.  Collection Period Activity and
Current Status

A. Portfolio                                                                                  Weighted
                                                                                              Average
                                                 Number of       Principal       Principal    Original      Remaining    Seasoning
                                                 Contracts        Balance         Coupon       (WAC)          Term          Term
                                                ------------------------------------------------------------------------------------

 i.  Prime                                          7,056       75,586,623.62       9.68%       62.49          44.38         18.11
 ii. Non-Prime                                      5,098       44,023,866.65      13.86%       63.21          38.96         24.25
 iii.Sub-Prime                                        906        6,707,571.62      18.82%       58.53          39.12         19.41
 iv. Total Portfolio                               13,060      126,318,061.89      11.62%       62.53          42.21         20.32



B.  Delinquencies in Period                                                                                                Charge
Principal Balance                                   30-59           60-89          90-119         120+         Repo        Offs in
                                                     Days            Days           Days          Days       Inventory     Period
                                                ------------------------------------------------------------------------------------

 i.  Prime                                       104,087.92          0.00           0.00         0.00        10,641.81        0.00
 ii. Non-Prime                                   459,400.84          0.00           0.00         0.00        42,844.24        0.00
 iii.Sub-Prime                                    78,939.02          0.00           0.00         0.00        18,555.71        0.00
 iv. Total Portfolio                             642,427.78          0.00           0.00         0.00        72,041.76        0.00


                                                                                                                           Charge
Number of Contracts                                 30-59           60-89         90-119         120+         Repo        Offs in
                                                    Days            Days           Days          Days       Inventory     Period
                                                -----------------------------------------------------------------------------------

 i.  Prime                                            9               0              0             0              1            0
 ii. Non-Prime                                       51               0              0             0              4            0
 iii.Sub-Prime                                       12               0              0             0              2            0
 iv. Total Portfolio                                 72               0              0             0              7            0


                                                                                                                            Charge
Principal Balance as a % of Current Balance         30-59           60-89          90-119         120+         Repo        Offs in
                                                     Days            Days           Days          Days       Inventory     Period
                                                ------------------------------------------------------------------------------------

 i.  Prime                                          0.14%            0.00%          0.00%        0.00%           0.01%        0.00%
 ii. Non-Prime                                      1.04%            0.00%          0.00%        0.00%           0.10%        0.00%
 iii.Sub-Prime                                      1.18%            0.00%          0.00%        0.00%           0.28%        0.00%
 iv. Total Portfolio                                0.51%            0.00%          0.00%        0.00%           0.06%        0.00%


                                                                                                                           Charge
Number of Contracts as a % of Current Balance       30-59           60-89          90-119         120+         Repo        Offs in
                                                    Days             Days           Days          Days       Inventory     Period
                                                -----------------------------------------------------------------------------------

 i.  Prime                                          0.13%            0.00%          0.00%        0.00%           0.01%        0.00%
 ii. Non-Prime                                      1.00%            0.00%          0.00%        0.00%           0.08%        0.00%
 iii.Sub-Prime                                      1.32%            0.00%          0.00%        0.00%           0.22%        0.00%
 iv. Total Portfolio                                0.55%            0.00%          0.00%        0.00%           0.05%        0.00%

Section III.  Collection Period Activity and Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                      712,167.12
     b.  Principal Collections                   2,874,778.95
ii.  Rule of 78's Contracts
     a.  Interest Collections                      502,614.43
     b.  Principal Collections                   2,221,365.56
iii. Less Pay Off Differential                       7,463.44
iv   Net Liquidation Proceeds                            0.00
v.   Post Disposition Recoveries                         0.00
vi.  Rebates of Capitalized Insurance Premiums           0.00
vii. Repurchase Amounts
     a.  Interest                                        0.00
     b.  Principal                                       0.00

D.   Payaheads

i    Beginning Payahead Account Balance            250,544.11
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections          102,599.99

iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections           82,854.23

iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections           19,745.76

v.   Ending Payahead Account Balance               270,289.87

E.   Total Available

i.   Total Interest Collections                  1,214,781.55
ii.  Total Principal Collections                 5,076,398.75
iii. Collected Funds                             6,291,180.30

F.   Month End Pool Balance

i.   Beginning Pool Balance                    131,394,490.64
ii.  Principal Collections                       5,076,398.75
iii. Realized and Cram-Down Losses                       0.00
iv.  Month End Pool Balance                    126,318,091.89

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                   65,359.07
     b.  Non-prime Receivables @ 1.50%              57,459.11
     c.  Sub-prime Receivables @ 2.00%              11,660.53
     d.  Total Servicing Fee                       134,478.71
     e.  Total Receivables @ 1.25%                 136,869.26
ii.  Base Servicing Fee (less of id. and ie.)      134,478.71
iii. Previous Servicing Fee Shortfall                    0.00
iv.  Excess Servicing Fee                                0.00
v.   Previous Excess Servicing Fee Shortfall             0.00
vi.  Total Excess Servicing Fee                          0.00
vii. Supplemental Servicing Fee                     42,504.94
viii.Supplemental Servicing Fee Shortfall                0.00
ix.  Total Supplemental Servicing Fee               42,504.94



B.   Surety Fee

i.   Surety Fee Rate                                     0.15
ii.  Base Surety Fee                                16,424.31
iii. Previous Surety Fee Shortfall                       0.00
iv.  Total Surety Fee Due                           16,424.31



C.   Bond Interest
                                 Bond       Number of Days   Current       Previous        Accrued      Total Bond
                               Interest        in Period      Interest     Interest      Interest on   Interest Due
                                 Rate                                      Shortfall      Interest
                               -----------------------------------------------------------------------------------


i.   Class A-1 Notes             5.50             30         499,583.33      0.00           0.00        499,583.33
ii.  Class A-2 Notes             5.65             30         105,438.42      0.00           0.00        105,438.42
iii. Total                       5.58             30         605,021.75      0.00           0.00        605,021.75

D.   Bond Principal

i.   Beginning Note Balance                   131,394,000.00
ii.  Current Pool Balance                     126,318,061.89
iii. Principal Distributable Amount             5,075,938.11

E.  Total Required Distributions                  755,924.78
F.  Total Available Funds                       6,283,716.86
G.  Required Distribution Shortfall                     0.00
H.  Cash Available in Spread Account            1,313,945.00
I.  Reserve Account Draw                                0.00
J.  Payment Provider Commitment                 6,569,725.00
K.  Payment Provider Required Payment Amount            0.00
L.  Surety Draw                                         0.00
M.  Insurer Optional Deposit                            0.00
N.  Total Cash Available for Distributions      6,283,716.86


Section V.  Waterfall for Distributions

A.  Total Available Funds                       6,283,716.86

                                                                                                     Remaining Amount
                                                    Amount            Amount                          Available for
                                                     Due               Paid          Shortfall        Distribution
                                              ------------------------------------------------------------------------

B.  Servicing Fee                                 134,478.71        134,478.71         0.00         6,149,238.15
C.  Surety Fee                                     16,424.31         16,424.31         0.00         6,132,813.83
D.  Note Interest                                 605,021.75        605,021.75         0.00         5,527,792.08
E.  Principal Distributable Amount              5,075,938.11      5,075,938.11         0.00           451,853.97
F.  Interest on Unreimbursed Surety Draws               0.00              0.00         0.00           451,853.97
G.  Reimbursement of Previous Surety Draws
      and Insurer Optional Deposits                     0.00              0.00         0.00           451,853.97
H.  Reserve Deposit                             1,313,945.00        451,853.97         0.00                 0.00
I.  Excess Servicing Fee                                0.00              0.00         0.00                 0.00
J.  Supplemental Servicing Fee                     42,504.94              0.00         0.00                 0.00
K.  Deposit to Certificate Distribution
      Account                                           0.00              0.00         0.00                 0.00


Section VI.  Bond Reconciliation
                                 Beginning      Principal Paid       Ending        Interest Due     Interest Paid     Interest
                                  Balance                            Balance                                          Shortfall
                              --------------------------------------------------------------------------------------------------

A.  Class A-1 Notes            109,000,000.00    5,075,938.11    103,924,061.89     499,583.33       499,583.33          0.00
B.  Class A-2 Notes             22,394,000.00            0.00     22,394,000.00     105,438.42       105,438.42          0.00
C.  Total                      131,394,000.00    5,075,938.11    126,318,061.89     605,021.75       605,021.75          0.00


Section VI.  Spread Account Reconciliation

A.  Net Yield Calculations
     i.   Current Month                                          4.36
     ii.  Previous Month                                         0.00
     iii. Second Previous Month                                  0.00
     iv.  Three-Month Average                                    0.00
     v.   Previous Three Month Average                           0.00
     vi.  Second Previous Three Month Average                    0.00

B.  Has Net Yield Trigger Event Occurred and Is It Continuing?     No

C.  Has Spread Account Deposit Event Occurred
      (clauses (i) through (iv) or (iv))?                          No

D.  Has Spread Account Deposit Event Occurred (clause (v))?        No

E.  Cash Required to be on Deposit in Spread Account     2,627,890.00

F.  Combined Spread Account and Payment Provider
      Commitment Required                                7,883,670.00


D.  Allocations, Deposits and Reductions of the Spread                                           Cash on         Payment
Account and the Payment Provider Commitment                                         Amount      Deposit in       Provider
                                                                                               Spread Account   Commitment
                                                                               ----------------------------------------------------
i.    Beginning Balance                                                              0.00       1,313,945.00    6,569,725.00
ii.   Deposit of Payment Provider Commitment into Spread Account upon Spread
        Account Deposit Event (i-iv or vi)                                           0.00       1,313,945.00    6,569,725.00
iii.  Deposit of Payment Provider Commitment into Spread Account upon
        Spread Account Deposit Event (v)                                             0.00       1,313,945.00    6,569,725.00
iv.   Deposit to Spread Account from Waterfall                                 451,853.97       1,765,798.97    6,117,871.03
v.    Deposit to Spread Account from Supplemental Servicing Fee                 42,504.94       1,808,303.91    6,075,366.09
vi.   Deposit to Spread Account from Excess Servicing Fee                            0.00       1,808,303.91    6,075,366.09
vii.  Release from Spread Account when Net Yield Trigger Event Has Not
        Occurred or Has Been Deemed Cured                                            0.00       1,808,303.91    6,075,366.09
viii. Release from Spread Account when Net Yield Trigger Event Has
        Occurred and Has Not Been Deemed Cured                                       0.00       1,808,303.91    6,075,366.09
ix.   Reduction of Payment Provider Commitment when Net Yield Trigger Event
        Not Occurred or Deemed Cured                                                 0.00       1,808,303.91    6,075,366.09
x.    Withdrawal from Spread Account and/or Payment Provider Commitment for
        Insurer Optional Deposit                                                     0.00       1,808,303.91    6,075,366.09
xi.   Reduction of Payment Provider Commitment when Net Yield Trigger Event
        Has Occurred and Not Deemed Cured                                            0.00       1,808,303.91    6,075,366.09

Section VII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws                      0.00
B.  Interest Rate on Outstanding Draws (PRIME + 1%)                9.50
C.  Current Interest Accrued on Previously Outstanding Draws       0.00
D.  Interest Paid on Unreimbursed Surety Draws                     0.00
E.  New Surety Bond Draws                                          0.00
F.  Reimbursement of Previous Surety Draws                         0.00
G.  Unreimbursed Surety Draws                                      0.00
H.  Previous Unreimbursed Insurer Optional Deposits                0.00
I.  New Insurer Optional Deposit                                   0.00
J.  Reimbursement of Previous Insurer Optional Deposits            0.00
K.  Unreimbursed Insurer Optional Deposits                         0.00


Section VIII.  Historical Portfolio
Performance

                           Previous                          Current
                            Period                           Period
                          Cumulative      Current Period    Prepayment
                          Charge-Offs      Charge-Offs        Speed
                         -----------------------------------------------
i.  Prime                    0.00              0.00           0.00
ii. Non-Prime                0.00              0.00           0.00
iii.Sub-Prime                0.00              0.00           0.00
iv. Total Portfolio          0.00              0.00           0.00





/s/ Harold E. Miller               /s/ Ronald L. Burrows
--------------------------        -----------------------
Harold E. Miller, Jr.             Ronald L. Burrows
Executive V.P., C.O.O             Vice President

Exhibit (b)  Franklin Auto Trust 1998-1 Monthly  Servicing  Report for
             the Collection Period ending October 31, 1998.